UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________________

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 9, 2015

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CAPRICOR THERAPEUTICS, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-34058	88-0363465
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8840 Wilshire Blvd., 2nd Floor, Beverly Hills, CA (Address of principal executive offices)	90211 (Zip Code)

(310) 358-3200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On January 12, 2015, Capricor Therapeutics, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Initial Report”) to report the Company’s entry into a Share Purchase Agreement and a Registration Rights Agreement with select investors. This Amendment No. 1 to Current Report on Form 8-K/A, which amends the Initial Report, is being filed to, among other things, attach the Share Purchase Agreement and the Registration Rights Agreement as exhibits and report the receipt of the aggregate purchase price by the Company, pursuant to the terms of the Share Purchase Agreement.

Item 1.01. Entry into a Material Definitive Agreement.

Private Placement

On January 9, 2015, Capricor Therapeutics, Inc. (the “Company”) entered into a Share Purchase Agreement (the “Purchase Agreement”) with select investors (the “Investors”), pursuant to which the Company agreed to issue and sell to the Investors, in a private placement (the “Private Placement”), an aggregate of 2,839,045 shares (the “Shares”) of the common stock of the Company, par value $0.001 per share (the “Common Stock”), at a price per Share of $3.52 for an aggregate purchase price of approximately $10,000,000.

In connection with the Private Placement, the Company also entered into a Registration Rights Agreement with the Investors on January 9, 2015 (the “Registration Rights Agreement”). Pursuant to the terms of the Registration Rights Agreement, the Company is obligated (i) to prepare and file with the Securities and Exchange Commission (the “SEC”) a registration statement (the “Registration Statement”) to register for resale the Shares, and (ii) to use its reasonable best efforts to cause the Registration Statement to be declared effective by the SEC as soon as practicable, in each case subject to certain deadlines. The Company may also be required to effect certain registrations to register for resale the Shares in connection with certain “piggy-back” registration rights granted to the Investors. The Company will be required to pay to each Investor liquidated damages equal to 1.0% of the aggregate purchase price paid by such Investor pursuant to the Purchase Agreement for the Shares per month (up to a cap of 10.0%) if it does not meet certain obligations with respect to the registration of the Shares, subject to certain conditions.

The foregoing descriptions of the Purchase Agreement and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Purchase Agreement and the Registration Rights Agreement, which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Amendment No. 1 to Current Report on Form 8-K/A and incorporated herein by reference.

The representations, warranties and covenants contained in the Purchase Agreement and the Registration Rights Agreement were made solely for the benefit of the parties to the Purchase Agreement and the Registration Rights Agreement and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Purchase Agreement and the Registration Rights Agreement are incorporated herein by reference only to provide investors with information regarding the terms of the Purchase Agreement and the Registration Rights Agreement and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the SEC.

Item 3.02. Unregistered Sales of Equity Securities.

Pursuant to the Private Placement described in Item 1.01 of this Amendment No. 1 to Current Report on Form 8-K/A, which description is incorporated by reference into this Item 3.02 in its entirety, on January 21, 2015, the Company sold the Shares in reliance on the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D promulgated under the Securities Act and corresponding provisions of state securities or “blue sky” laws. Each of the Investors represented to the Company that it was acquiring the Shares for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. Accordingly, the Shares have not been registered under the Securities Act and such Shares may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws. Neither this Amendment No. 1 to Current Report on Form 8-K/A nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy shares of Common Stock or other securities of the Company.

The Purchase Agreement and the Registration Rights Agreement are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Amendment No. 1 to Current Report on Form 8-K/A and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Share Purchase Agreement, dated as of January 9, 2015, by and among Capricor Therapeutics, Inc. and the Investors.

10.2	Registration Rights Agreement, dated as of January 9, 2015, by and among Capricor Therapeutics, Inc. and the Investors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CAPRICOR THERAPEUTICS, INC.

Date: January 21, 2015	By:	/s/ Linda Marbán, Ph.D.
Linda Marbán, Ph.D.
Chief Executive Officer

Exhibit Index

Exhibit Number	Description

10.1	Share Purchase Agreement, dated as of January 9, 2015, by and among Capricor Therapeutics, Inc. and the Investors.

10.2	Registration Rights Agreement, dated as of January 9, 2015, by and among Capricor Therapeutics, Inc. and the Investors.